Exhibit 99.1

Fate Therapeutics Announces $10.3 Million Common Stock Private Placement

San Diego, CA – August 8, 2016 – Fate Therapeutics, Inc. (NASDAQ: FATE), a biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders, announced today that it has entered into a securities purchase agreement for a private placement with a select group of institutional investors, including funds managed by Franklin Advisers, Inc., under which the investors have agreed to purchase 5,250,000 shares of the Company’s common stock at a price of $1.96 per share, for gross proceeds of approximately $10.3 million. The Company expects to use the proceeds from the transaction primarily to advance its pipeline of programmed cellular immunotherapies and for general corporate purposes.

The Company did not use a placement agent in connection with the transaction. The purchase and sale is expected to close on or before August 10, 2016, subject to customary closing conditions.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale by the investors of the shares of common stock purchased by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Fate Therapeutics, Inc.

Fate Therapeutics is a biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for cancer and immune disorders. The Company’s cell therapy pipeline is comprised of immuno-oncology programs, including off-the-shelf NK- and T-cell cancer immunotherapies derived from engineered induced pluripotent cells, and immuno-regulatory programs, including hematopoietic cell immunotherapies for protecting the immune system of patients undergoing hematopoietic cell transplantation and for regulating autoimmunity. Its adoptive cell therapy programs are based on the Company’s novel ex vivo cell programming approach, which it applies to modulate the therapeutic function and direct the fate of immune cells. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the consummation of the private placement and the expected receipt and use of proceeds from the private placement. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the the risk that the closing conditions for the private placement transaction are not met by the expected closing date or at all, the risk that the resale registration statement covering the common stock is not timely filed by the Company or declared effective by the Securities and Exchange Commission (SEC), the risk that the Company may not use the proceeds from the private placement as currently expected, the risk that the Company may cease or delay preclinical or clinical development activities for any of its existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in current and planned clinical trials), and the risk that the Company may not be able to raise the additional funding required for its business and product development plans. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the SEC, including but not limited to the Company’s most recently filed periodic report, and from time to time the Company’s other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Availability of Other Information about Fate Therapeutics, Inc.

Investors and others should note that the Company routinely communicates with investors and the public using its website (www.fatetherapeutics.com) and its investor relations website (ir.fatetherapeutics.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information posted on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Fate Therapeutics are encouraged to review this information on a regular basis. The contents of the Company’s website, or any other website that may be accessed from the Company’s website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Contact:

Jesse Baumgartner, Stern Investor Relations, Inc.

212.362.1200, jesse@sternir.com